Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made as of January 31, 2007 (this “Agreement”), by and among MidOcean SBR Holdings, LLC, a Delaware limited liability company (“Parent”), Sbarro, Inc., a New York corporation and a wholly-owned subsidiary of Parent (the “Company” and, together with Parent, “Sbarro”), and [            ] (the “Indemnitee”).

WITNESSETH:

WHEREAS, Sbarro seeks to attract and retain the most capable persons available to serve as its directors and officers;

WHEREAS, such persons require substantial protection against personal liability arising out of their faithful service to Sbarro;

WHEREAS, Section 6.8 of Parent’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) provides that Parent shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as if it were applicable to Parent; and

WHEREAS, in recognition of Sbarro’s desire to retain the services of the Indemnitee and in furtherance of Sbarro’s policy, Sbarro desires to provide the Indemnitee with the right to indemnification and the advancement of expenses and the Indemnitee desires to receive such right, all upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises, the Indemnitee’s continued service to Sbarro and the mutual covenants contained herein, the parties hereby agree as follows:

1. Right to Indemnification.

(a) Third Party Actions, Suits and Proceedings. Each Indemnitee who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Sbarro), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Sbarro, or is or was serving at the request of Sbarro as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (hereinafter a “Proceeding”), shall be indemnified and held harmless by Sbarro, to the extent permitted by applicable law, at all times to the fullest extent permitted by the Delaware General Corporation Law, as if it were applicable to Sbarro and as in effect from time to time, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of Sbarro and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful. The termination of any action, suit or Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in, or not opposed to, the best interests of Sbarro, or, with respect to any criminal action or Proceeding that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(b) Actions by Sbarro. Sbarro shall indemnify at all times to the fullest extent permitted by the Delaware General Corporation Law, as if it were applicable to Sbarro and as in effect from time to time, any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Sbarro to procure a judgment in its favor by reason of the fact that such Indemnitee, or a person of whom he or she is the legal representative, is or was a director or officer of Sbarro, or is or was serving at the request of Sbarro as a manager or director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection with the defense or settlement of such action or suit if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of Sbarro and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to Sbarro unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

2. Rights Non-exclusive. The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which an Indemnitee may have or hereafter acquire under any law or statute, any provision of the LLC Agreement, any provision of the Company Certificate or the Company’s by-laws, any other agreement, any vote of Parent’s members or disinterested directors, any vote of the Company stockholders or disinterested directors or otherwise.

3. Expenses.

(a) Subject to Section 3(b), at the written request of the Indemnitee, Sbarro will advance to the Indemnitee the expenses (including attorneys’ fees) incurred by the Indemnitee in defending any Proceeding, described in Section 1, in advance of the final disposition of such Proceeding.

(b) The Indemnitee hereby agrees to provide an undertaking by or on behalf of such Indemnitee to repay such advanced amounts if the Indemnitee shall be found in a final, non-appealable decision of a court of competent jurisdiction that he or she is not entitled to be indemnified by Sbarro.

4. Payment by Sbarro. Sbarro shall pay the indemnification requested under Section 1 and the advance of expenses requested under Section 3 promptly following receipt by Sbarro of the Indemnitee’s written request therefor and, in any event, no later than 30 days after such receipt (in the case of requested indemnification) or 15 days after such receipt (in the case of requested advance expenses).

5. Enforcement.

(a) The right of the Indemnitee to indemnification and advancement of expenses provide by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. In such an enforcement action, the burden shall be on Sbarro to prove that the indemnification and advancement of expenses being sought are not appropriate. Neither the failure of Sbarro to determine whether indemnification or the advancement of expenses is proper under the circumstances nor an actual determination by Sbarro thereon adverse to the Indemnitee shall constitute a defense to the action or create a presumption that the Indemnitee is not so entitled.

(b) Without limiting the scope of indemnification to which the Indemnitee is entitled under this Agreement: (i) if the Indemnitee has been successful on the merits or otherwise in the defense of a Proceeding, or in defense of any claim, issue or matter therein, the Indemnitee shall be entitled to indemnification as authorized in Section 1; and (ii) the termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee has not met the standard of conduct required for indemnification under this Agreement.

(c) The Indemnitee’s reasonable expenses incurred in connection with successfully establishing the Indemnitee’s right to indemnification or the advancement of expenses, in whole or in part, in any such proceeding under this section shall also be indemnified by Sbarro.

6. Subrogation.

(a) Sbarro shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise subject to indemnification or expense advancement under this Agreement.

(b) In the event of payment under this Agreement, Sbarro shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee other than from Sbarro, and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Sbarro to effectively bring suit to enforce such rights.

7. Notice of Claim. As a condition precedent to the right to be indemnified under this Agreement, the Indemnitee shall give Sbarro written notice as soon as practicable of any claim made against the Indemnitee for which indemnification or expense advances will or could be sought under this Agreement. In addition, the Indemnitee shall give Sbarro such information and cooperation as Sbarro reasonably may require.

8. Severability. If this Agreement or any portion hereof shall be invalidated or held unenforceable on any ground by any court of competent jurisdiction, Sbarro nevertheless shall indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been so invalidated or held unenforceable.

9. Continuity of Rights.

(a) The right of the Indemnitee to indemnification and advancement of expenses under this Agreement shall: (i) continue after the Indemnitee has ceased to serve in a capacity which would entitle the Indemnitee to indemnification or advancement of expenses pursuant to this Agreement with respect to acts or omissions occurring prior to such cessation; (ii) inure to the benefit of the Indemnitee’s heirs, executors and administrators; (iii) apply with respect to acts or omissions occurring prior to the execution and delivery of this Agreement to the fullest extent permitted by law; and (iv) survive any restrictive amendment or termination of this Agreement with respect to events occurring prior thereto.

(b) Sbarro and the Indemnitee may be parties to an existing Indemnification Agreement entered into prior to the date of this Agreement. If so, then upon the execution and delivery of this Agreement, that existing Indemnification Agreement shall cease to be of any further force and effect as to any acts or omissions of the Indemnitee occurring hereafter. Notwithstanding the foregoing, such existing Indemnification Agreement shall continue to apply if and to the extent it would afford the Indemnitee greater rights and benefits than this Agreement with respect to acts or omissions occurring prior to the execution and delivery of this Agreement.

10. Proceedings Initiated by Indemnitee. Except as provided in Section 2, Sbarro shall indemnify any Indemnitee seeking indemnification and advancement of expenses in connection with a Proceeding initiated by such Indemnitee only if such Proceeding was authorized by either Parent’s Board of Directors or the Company’s Board of Directors, as applicable.

11. Binding Effect. This Agreement shall be binding upon all successors and assigns of Sbarro (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, executors, administrators, successors, legal representatives and estates of the Indemnitee.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13. Effect of Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

14. Notices. Any notice, request or other communication required to be given under this Agreement to or on behalf of either party shall be in writing and shall be deemed to have been duly given if delivered personally, sent by reputable overnight courier, or mailed (certified or registered mail, return receipt requested) to the addresses set forth below or to such other person or address as either party shall specify by notice in writing to the other party:

If to Parent to:

MidOcean SBR Holdings, LLC

401 Broadhollow Road

Melville, NY 11747

Attention:    Board of Directors

                    Stuart M. Steinberg, Esq.

with a copy to (which shall not constitute notice)

c/o MidOcean Partners

320 Park Avenue

Suite 1700

New York, NY 10022

Attention:    Robert Sharp and Nicky McGrane

and to:

Kirkland & Ellis LLP

655 Fifteenth Street, N.W.

Washington, D.C. 20005

Attention:    Mark Director, Esq.

If to Sbarro to:

Sbarro, Inc.

401 Broadhollow Road

Melville, New York 11747

Attention:    Board of Directors

                    Stuart M. Steinberg, Esq.

If to Indemnitee to:

Indemnitee’s most recent residence address as set forth in

Indemnitee’s records in the Company’s personnel department

All such notices, requests, demands and communications shall be deemed to have been given and received on the date on which so hand-delivered or delivered by overnight courier (unless not received during a business day in which event receipt shall be deemed to occur on the next occurring business day) or, if mailed, on the business day actually delivered, except for a notice of change of address which shall be effective only upon receipt; provided, however, that if any notice is refused, then the date such notice shall be deemed to have been given and received shall be on the date of refusal thereof.

15. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but both such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MidOcean SBR Holdings, LLC

By:
Name:
Title:

Sbarro, Inc.

By:
Name:
Title:

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